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                                                                     EXHIBIT 4.2









                                  A/B EXCHANGE
                          REGISTRATION RIGHTS AGREEMENT


                            DATED AS OF JUNE 30, 1999
                                  BY AND AMONG

                               JUNO LIGHTING, INC.

                            JUNO MANUFACTURING, INC.
                               INDY LIGHTING, INC.
                     ADVANCED FIBEROPTIC TECHNOLOGIES, INC.

                                       AND

                         BANC OF AMERICA SECURITIES LLC
                     CREDIT SUISSE FIRST BOSTON CORPORATION



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         This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of June 30, 1999, by and among Juno Lighting, Inc., a Delaware corporation (the "COMPANY"), Juno Manufacturing, Inc., an Illinois corporation, Indy Lighting, Inc., an Indiana corporation, and Advanced Fiberoptic Technologies, Inc., a Florida corporation (each a "GUARANTOR" and, collectively, the "GUARANTORS"), and Banc of America Securities LLC and Credit Suisse First Boston Corporation (each an "INITIAL PURCHASER" and, collectively, the "INITIAL PURCHASERS"), each of whom has agreed to purchase the Company's 11%
Series A Senior Subordinated Notes due 2009 (the "SERIES A NOTES") pursuant to the Purchase Agreement (as defined below).

         This Agreement is made pursuant to the Purchase Agreement, dated June 24, 1999 (the "PURCHASE AGREEMENT"), by and among the Company, the Guarantors and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Series A Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them the Indenture, dated June 30, 1999, between the Company and Firstar Bank of Minnesota, N.A., as Trustee, relating to the Series A Notes and the Series B Notes (the "INDENTURE").

         The parties hereby agree as follows:

SECTION 1. DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         ACT:  The Securities Act of 1933, as amended.

         AFFILIATE:  As defined in Rule 144 of the Act.

         BROKER-DEALER:  Any broker or dealer registered under the Exchange Act.

         CERTIFICATED SECURITIES: Definitive Notes, as defined in the Indenture.

         CLOSING DATE:  The date of this Agreement.

         COMMISSION:  The Securities and Exchange Commission.

         CONSUMMATE: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Series B Notes in the same aggregate principal amount as the aggregate principal amount of Series A Notes tendered by Holders thereof pursuant to the Exchange Offer.

         CONSUMMATION DEADLINE:  As defined in Section 3(b) hereof.

         EFFECTIVENESS DEADLINE:  As defined in Section 3(a) and 4(a) hereof.

         EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.


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         EXCHANGE OFFER: The offer by the Company to Holders of Series A Notes to exchange a principal amount of Series B Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Series A Notes that are tendered by such Holders in connection with such offer.

         EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

         EXEMPT RESALES: The transactions in which the Initial Purchasers propose to sell the Series A Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act and outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Regulation S under the Act.

         FILING DEADLINE:  As defined in Sections 3(a) and 4(a) hereof.

         HOLDERS:  As defined in Section 2 hereof.

         PERSON: An individual, partnership, corporation, trust, limited liability company, unincorporated organization or a government or agency or political subdivision thereof.

         PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         RECOMMENCEMENT DATE: As defined in Section 6(d) hereof.

         REGISTRATION DEFAULT:  As defined in Section 5 hereof.

         REGISTRATION STATEMENT: Any registration statement of the Company and the Guarantors relating to (a) an offering of Series B Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         REGULATION S: Regulation S promulgated under the Act.

         RULE 144: Rule 144 promulgated under the Act.

         SERIES B NOTES: The Company's 11% Series B Senior Subordinated Notes due 2009 to be issued pursuant to the Indenture: (i) in the Exchange Offer or
(ii) as contemplated by Section 4 hereof.

         SHELF REGISTRATION STATEMENT:  As defined in Section 4 hereof.

         SUSPENSION NOTICE:  As defined in Section 6(d) hereof.

         TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.


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         TRANSFER RESTRICTED SECURITIES: Each (A) Series A Note (including any guarantee by the Guarantors thereof), until the earliest to occur of (i) the date on which such Series A Note is exchanged in the Exchange Offer for a Series B Note which is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (ii) the date on which such Series A Note (including any guarantee by the Guarantors thereof) has been disposed of in accordance with a Shelf Registration Statement (and the purchasers thereof have been issued Series B Notes), (iii) the date on which such Series A Note (including any guarantee by the Guarantors thereof) is distributed to the public pursuant to Rule 144 under the Act and each (B) Series B Note held by a Broker-Dealer until the date on which such Series B Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein), or (iv) the date on which such Series A Note has been resold outside the United States to persons other than U.S. Persons in offshore transactions meeting the requirements of Regulation S.

SECTION 2.  HOLDERS

         A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

SECTION 3.  REGISTERED EXCHANGE OFFER

        (a) Unless the Exchange Offer shall not be permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Guarantors shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 60 days after the Closing Date (such 60th day being the "FILING DEADLINE"), (ii) use its reasonable best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 150 days after the Closing Date (such 150th day being the "EFFECTIVENESS DEADLINE"),
(iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Series B Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the Series B Notes to be offered in exchange for the Series A Notes that are Transfer Restricted Securities and (ii) resales of Series B Notes by each Broker-Dealer that tendered into the Exchange Offer Series A Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

        (b) The Company and the Guarantors shall use their respective reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 business days. The Company and the Guarantors shall use their respective reasonable best efforts cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Series B Notes shall be included in the Exchange Offer Registration


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Statement. The Company and the Guarantors shall use their respective best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 business days thereafter (such 30th day being the "CONSUMMATION DEADLINE").

       (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Series A Notes acquired directly from the Company or any Affiliate of the Company) may exchange such Transfer Restricted Securities pursuant to the Exchange Offer, provided, that such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a Prospectus meeting the requirements of the Act in connection with any resales of the Series B Notes received by such Broker-Dealer in the Exchange Offer. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement. See the Shearman & Sterling no-action letter (available July 2,
1993).

       Because such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Series B Notes received by such Broker-Dealer in the Exchange Offer, the Company and the Guarantors shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of Series B Notes acquired by Broker-Dealers, the Company and the Guarantors agree to use their respective reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the Consummation Deadline or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Company shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, at any time during such 180- day period.

SECTION 4.   SHELF REGISTRATION

       (a) Shelf Registration. If (i) the Exchange Offer is not permitted by applicable law or Commission policy (after the Company and the Guarantors have complied with the procedures set forth in Section 6(a)(i) below) or (ii) if any Holder of Transfer Restricted Securities that is a "qualified institutional buyer" as defined in Rule 144A under the Act shall notify the Company within 20 Business Days following the Consummation Deadline that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Series A Notes acquired directly from the Company or any of its Affiliates, then the Company and the Guarantors shall:


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     (x) cause to be filed, on or prior to 60 days after the earlier of (i) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) above and (ii) the date on which the Company receives the notice specified in clause (a)(ii) above, (such earlier date, the "FILING DEADLINE"), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement) (the "SHELF REGISTRATION STATEMENT"), relating to all Transfer Restricted Securities, and

     (y) shall use their respective reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to 90 days after the Filing Deadline for the Shelf Registration Statement (such 90th day the "EFFECTIVENESS DEADLINE")

         If, after the Company has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., clause (a)(i) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company shall remain obligated to meet the Effectiveness Deadline set forth in clause (y).

         To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company and the Guarantors shall use their respective reasonable best efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i)) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto or may be sold pursuant to Regulation S without resale restriction or pursuant to Rule 144 without any volume limitation.

         (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 5 days after receipt of a request therefor, any information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Additional Interest pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

         (c) Notwithstanding any other provision of this Agreement, in no event shall the Company be obligated to file or keep effective any Registration Statement after the second anniversary of the Issue Date.

SECTION 5. ADDITIONAL INTEREST

         If (i) any Registration Statement required to be filed by the Company by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (ii) any such Registration


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Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (iii) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), then the Company and the Guarantors hereby jointly and severally agree to pay to each Holder of Transfer Restricted Securities affected thereby as liquidated damages additional interest to each Holder of Notes ("ADDITIONAL INTEREST"), which shall accrue at a rate of 0.5% per annum during the first 90-day period immediately following the occurrence of the first Registration Default. The rate of Additional Interest shall increase by an additional 0.5% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum rate of Additional Interest of 2.0% per annum; provided that the Company and the Guarantors shall in no event be required to pay Additional Interest for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the Additional Interest payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

         All accrued Additional Interest shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. Notwithstanding the fact that any securities for which Additional Interest is due cease to be Transfer Restricted Securities, all obligations of the Company and the Guarantors to pay Additional Interest with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

         The parties hereto agree that the Additional Interest provided for in this Section 5 constitutes a reasonable estimate of the damages that will be suffered by Holders of Transfer Restricted Securities by reason of the happening of a Registration Default.

SECTION 6.   REGISTRATION PROCEDURES

        (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall (x) comply with all applicable provisions of Section 6(c) below, (y) use their respective reasonable best efforts to effect such exchange and to permit the resale of Series B Notes by each Broker-Dealer that tendered in the Exchange Offer Series A Notes that such Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

                  (i) If, in the reasonable opinion of counsel to the Company there is a substantial question as to whether the Exchange Offer is permitted by applicable law or Commission policy, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable


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         decision from the Commission allowing the Company and the Guarantors to
         Consummate an Exchange Offer for such Transfer Restricted Securities. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take unreasonable action to effect a change of Commission policy. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

                  (ii) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B Notes to be issued in the Exchange Offer and (C) it is acquiring the Series B Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate with the Company in effecting the Exchange Offer. As a condition to its participation in the Exchange Offer each Holder using the Exchange Offer to participate in a distribution of the Series B Notes shall acknowledge and agree that, if the resales are of Series B Notes obtained by such Holder in exchange for Series A Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

                  (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Exchange Offer and that, to the best of the Company's and each Guarantor's information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Exchange Offer and (C) any other undertaking or representation reasonably required by the Commission as set forth in any no-action letter obtained pursuant to clause (i)


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         above, if applicable.

         (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Guarantors shall:

                  (i) comply with all the provisions of Section 6(c) below and use their respective reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof, and

                  (ii) issue, upon the request of any Holder or purchaser of Series A Notes covered by any Shelf Registration Statement contemplated by this Agreement, Series B Notes having an aggregate principal amount equal to the aggregate principal amount of Series A Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall register Series B Notes on the Shelf Registration Statement for this purpose and issue the Series B Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

         (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company and the Guarantors shall:

                  (i) use their respective reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use their respective reasonable best efforts to cause such amendment to be declared effective as soon as practicable, provided, that the Company or the Guarantors may suspend the effectiveness of a Shelf Registration Statement (a "Shelf Blackout Period") in the event that (a)(i) an event occurs and is continuing as a result of which the Shelf Registration Statement would, in the good faith judgment of the Company or the Guarantors, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading and (ii) if the Company or the Guarantors determine in good faith that the disclosure of such event of such time would have a material adverse effect on the business, operations or prospects of the Company or (b) the disclosure otherwise relates to a pending material business transaction which has not yet been publicly disclosed.

                  (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the


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         case may be; cause the Prospectus to be supplemented by any required
         Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                (iii) advise each Holder promptly and, if requested by any Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective,
         (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their respective best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                (iv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (v) furnish to each Holder, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within five business days after the receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

                  (vi) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to each Holder, make the Company's and the Guarantors' representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders may reasonably request;

                  (vii) make available, at reasonable times, for inspection by one representative designated by the Holders and one attorney and one accountant, each reasonably acceptable to the Company, retained by all such Holders and reasonably acceptable to the Company, such relevant financial and other records and pertinent corporate documents of the Company and the Guarantors as are reasonably requested and cause the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such Holders, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided, that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Company or any Guarantor as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such Registration Statement or otherwise), or (B) such person shall be required so to disclose such information pursuant to the subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement), or (C) such information is required to be set forth in such Registration Statement or the Prospectus included therein or in an amendment to such Registration Statement or an amendment or supplement to such Prospectus in order that such Registration Statement, Prospectus, amendment or supplement, as the case may be, does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (viii) if reasonably requested by any Holders in connection with such exchange or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                  (ix) furnish to each Holder in connection with such exchange or sale, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                  (x) deliver to each Holder, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holders reasonably may request; the Company and the Guarantors hereby consenting to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                  (xi) upon the reasonable request of any Holder, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder who holds at least 25% in aggregate principal amount of Transfer Restricted Securities in connection with any sale or resale pursuant to any applicable Registration Statement provided, that neither the Company nor the Guarantors shall be required to enter into any such agreement more than once with respect to all of the Transfer Restricted Securities and, in the case of a Shelf Registration Statement, may delay entering into such agreement if the respective Boards of Directors of the Company or the Guarantors determines in good faith that it is in the best interests of the Company or a Guarantor not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company or any Guarantor. In such connection, the Company and the Guarantors shall:

                  (A) upon request of any Holder who holds at least 25% in aggregate principal amount of Transfer Restricted Securities, furnish, upon receipt of customary representations of such Holder (or in the case of paragraphs (2) and (3), use its best efforts to cause to be furnished) to such Holder, upon Consummation of the Exchange Offer or upon the effectiveness of the Shelf Registration Statement, as the case may be:

                       (1) a certificate, dated such date, signed on behalf of
                the Company and each Guarantor by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company and such Guarantor, confirming, as of the date thereof, the matters set forth in Sections 5(b)(ii) and 5(f) of the Purchase Agreement and such other similar matters as such Holders may reasonably request;

                       (2) an opinion, dated the date of Consummation of the
                Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Guarantors covering matters similar to those set forth in Sections 5(c) and 5(d) of the Purchase Agreement and such other matters as such Holders may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantors and although such counsel is not passing upon, and does not assume any responsibility for and has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                    (3) a customary comfort letter, dated the date of Consummation of the Exchange Offer, or as of the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 5(a) of the Purchase Agreement; and

                  (B) deliver such other documents and certificates as may be reasonably requested by the selling Holders to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in the any agreement entered into by the Company and the Guarantors pursuant to this clause (xi);

                  (xii) prior to any public offering of Transfer Restricted Securities, reasonably cooperate with the selling Holders and one counsel designated by such Holders in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may reasonably request and do any and all other acts or things reasonably necessary or reasonably advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                  (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and provided that such certificates representing Transfer Restricted Securities be in such denominations and be registered such names as the selling Holders may reasonably request at least two Business Days prior to such sale of Transfer Restricted Securities;

                  (xiv) use their respective reasonable best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

                  (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

                  (xvi) otherwise use their respective reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

                  (xvii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

                  (xviii) provide promptly to each Holder, upon request, each document filed with the Commission pursuant to the requirements of
         Section 13 or Section 15(d) of the Exchange Act.

         Any reference in this Section 6(c) to a Holder shall be deemed to refer only to a Holder participating in a sale or resale pursuant to the subject Registration Statement.

         (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in
Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a "SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT DATE"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.

         The Company may require each Holder of Transfer Restricted Securities as to which any registration is being effected to furnish to the Company such information regarding such Holder and such Holder's intended method of distribution of the applicable Transfer Restricted Securities as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Act. Each such Holder agrees to notify the Company as promptly as practicable of (i) any inaccuracy or change in information previously furnished by such Holder to the Company or (ii) the occurrence of any event, in either case, as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of distribution of the applicable Transfer Restricted Securities or omits to state any material fact regarding such Holder or such Holder's intended method of distribution of the applicable Transfer Restricted Securities required to be stated therein or necessary to make the statements therein not misleading and promptly to furnish to the Company any additional information required to correct and update any previously furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Holder or the distribution of the applicable Transfer Restricted Securities an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


SECTION 7. REGISTRATION EXPENSES

   (a) All expenses incident to the Company's and the Guarantors' performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Series B Notes to be issued in the Exchange Offer and printing of Prospectuses whether for exchanges, sales, market making or otherwise), messenger and delivery services; (iv) all reasonable fees and disbursements of counsel for the Company, the Guarantors and the one designated counsel for the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Series B Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

         The Company will, in any event, bear its and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

   (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities who are tendering Series A Notes into in the Exchange Offer and/or selling or reselling Series A Notes or Series B Notes pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins, unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. INDEMNIFICATION

   (a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments (including without limitation, reasonable legal or other expenses incurred in connection with investigating or defending any matter caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary Prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of Series B Notes or registered Series A Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders, provided, that the indemnification contained in this paragraph (a) with respect to any preliminary Prospectus shall not inure to the benefit of any Holder (or to the benefit of any person controlling the Initial Purchasers) on account of any such loss, claim, damage, liability or expense arising from the sale of the Transfer Restricted Securities by such Holder to any person if a copy of any final Prospectus shall not have been delivered or sent to such person and each untrue statement of a material fact contained in, and each omission or alleged omission of a material fact from, such preliminary Prospectus was corrected in the final Prospectus and it shall have been determined by a final judgment of a court of competent jurisdiction that any Holder and each person, if any, who controls such Holder would not have incurred such losses, claims, damages, liabilities and expenses had the final Prospectus been delivered or sent; and provided further, that the Company and the Guarantors shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Holders.

         (b) Each Holder of Transfer Restricted agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, or the Guarantors to the same extent as the foregoing indemnity from the Company and the Guarantors set forth in section (a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Holder may otherwise have to the Company or any such director, officer, employee or controlling person.

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company and Guarantors, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or
(ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action. Each indemnified party, as a condition to the indemnity agreements contained herein, shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action.

         (d) To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Guarantor, on the one hand, or by the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, any legal (subject to the second provision of Section 8(a)) or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal (subject to the second provision of Section 8(a)) or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

SECTION 9. RULE 144A AND RULE 144

         The Company and each Guarantor agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company or such Guarantor (i) is not subject to Section 13 or 15(d) of the Exchange Act within the two-year period following the Closing Date, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 10. MISCELLANEOUS

         (a) Remedies. The Company and the Guarantors acknowledge and agree that any failure by the Company and/or the Guarantors to comply with their respective obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantors' obligations under Sections 3 and 4 hereof. The Company and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. Neither the Company nor any Guarantor will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any Guarantor has previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's and the Guarantors' securities under any agreement in effect on the date hereof.

         (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

         (d) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

         (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                  (ii)     if to the Company or the Guarantors:

                           Juno Lighting, Inc.
                           1300 South Wolf Road
                           Des Plaines, Illinois 60018
                           Telecopier No.:  (847) 813-8201
                           Attention:  George Bilek

                  With a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           525 University Avenue, Suite 220
                           Palo Alto, California 94301
                           Telecopier No.:  (650) 470-4570
                           Attention:  Gregory Smith


         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is electronically acknowledged, if telecopied; and on the next business day, if timely delivered to a courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

         Upon the date of filing of the Exchange Offer or a Shelf Registration Statement, as the case may be, notice shall be delivered to Banc of America Securities LLC, on behalf of the Initial Purchasers (in the form attached hereto as Exhibit A) and shall be addressed to: 100 North Tryon Street, 7th Floor, Charlotte, North Carolina 28255, Attention: Compliance Department.

         (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

         (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B)).

         (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   JUNO LIGHTING, INC.


                                   By: /s/ George J. Bilek
                                      --------------------------------------
                                      Name:  George J. Bilek
                                      Title: Vice President, Finance and
                                             Treasurer


                                   JUNO MANUFACTURING, INC.


                                   By: /s/ George J. Bilek
                                      --------------------------------------
                                      Name:  George J. Bilek
                                      Title:

                                   INDY LIGHTING, INC.


                                   By: /s/ George J. Bilek
                                      --------------------------------------
                                      Name:  George J. Bilek
                                      Title:

                                   ADVANCED FIBEROPTIC TECHNOLOGIES, INC.


                                   By: /s/ George J. Bilek
                                      --------------------------------------
                                      Name:  George J. Bilek
                                      Title:

BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON CORPORATION

By:      BANC OF AMERICA SECURITIES LLC


By: /s/ Leland Hart
   ----------------------------------------
   Name:  Leland Hart
   Title: Vice President

                                    EXHIBIT A

                               NOTICE OF FILING OF
                    A/B EXCHANGE OFFER REGISTRATION STATEMENT


To:      Banc of America Securities Corporation LLC
         100 North Tryon Street, 7th Floor
         Charlotte, North Carolina 28255
         Attention: Compliance Department
         Fax: (704) 388-9444

From:    Juno Lighting, Inc.
         11% Senior Subordinated Notes due 2009

Date:    __, 1999

         For your information only (NO ACTION REQUIRED):

         Today, __, 1999, we filed [an A/B Exchange Registration Statement/a Shelf Registration Statement] with the Securities and Exchange Commission. We currently expect this registration statement to be declared effective within __ business days of the date hereof.